Exhibit N

MML SERIES INVESTMENT FUND

AMENDED AND RESTATED RULE 18f-3 PLAN

Adopted November 7, 2005

Introduction

MML Series Investment Fund (the “Trust”) is a Massachusetts business trust registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company. Massachusetts Mutual Life Insurance Company (the “Adviser”) is a mutual life insurance company organized under Massachusetts law. The Trust consists of eleven separate, authorized series and may add additional series from time to time in the future (the “Funds”), each of which has and will have separate investment objectives. Upon the Effective Date of this Amended and Restated Rule 18f-3 Plan, one Fund, MML Equity Index Fund, will have three (3) classes of shares – Class I, Class II and Class III. Two other Funds, MML Global Fund and MML Concentrated Growth Fund, will have two (2) classes of shares – Class I and Class II. The Trustees may, from time to time, amend this Rule 18f-3 Plan to make this Rule 18f-3 Plan applicable to one or more other Funds, or to additional classes of shares to one or more of the Funds.

This plan is prepared, and is being adopted by the Board of Trustees, pursuant to the requirements of Rule 18f-3 under the 1940 Act (the “Rule 18f-3 Plan”).

Description of Classes

Class I. Class I shares are available to separate investment accounts of the Adviser and life insurance company affiliates of the Adviser used as funding vehicles for individual variable annuity contracts issued by those separate accounts (“Variable Annuity Separate Accounts”). Interests in the Variable Annuity Separate Accounts may be offered in connection with (i) “qualified” annuity contracts – that is, they are issued to investors that receive favorable tax treatment, including, but not limited to, defined contribution plans and defined benefit plans under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), tax sheltered annuity plans under Code Section 403(b), individual retirement annuities under Code Section 408(b) or SIMPLE IRAs under Code Section 408(p), deferred compensation plans of non-profit organizations and state and local governments under Code Section 457; and (ii) “non-qualified” contracts – that is, contracts in which investors do not receive favorable tax treatment other than through the purchase of the variable annuity contract.

Class II. Class II shares are available to Variable Annuity Separate Accounts, as described above, or to separate investment accounts of the Adviser and life insurance company affiliates of the Adviser used as funding vehicles for individual or group variable life insurance contracts issued by those separate accounts (“Variable Life Separate Accounts”), and are available to privately offered separate investment accounts of the Adviser and life insurance company affiliates of the Adviser used as funding vehicles for individual variable annuity contracts or of individual or group variable life insurance contracts issued by those separate accounts (“Privately Offered Variable Separate Accounts”). Purchasers of individual or group variable life insurance receive favorable tax treatment with respect to the “inside build-up” of the policy – that is, the earnings and other gains under the life insurance contract.

Class III. Class III shares are available only in connection with Privately Offered Variable Separate Accounts.

DISTRIBUTION AND SERVICING ARRANGEMENTS

Class I. Class I shares are sold only to Variable Annuity Separate Accounts, as described above. MML Distributors, LLC (“Distributors”) serves as the principal underwriter of the variable annuity contracts issued by the Adviser’s or its life insurance affiliates’ Variable Annuity Separate Accounts. Variable annuity contracts issued by the Adviser’s or its life insurance affiliates’ Variable Annuity Separate Accounts may only be sold by agents or brokers who are registered representatives of MML Investors Services, Inc. (“MMLISI”), a registered broker-dealer, or registered representatives of broker-dealers that have selling agreements with Distributors. Class I shares are offered at net asset value without a front-end or contingent deferred sales charge, although the variable annuity contracts may impose a front-end or contingent deferred sales charge.

Class II. Class II shares are sold to Variable Annuity Separate Accounts, Variable Life Separate Accounts or Privately Offered Variable Separate Accounts, each as described above. For the MML Global Fund and MML Concentrated Growth Fund, Class II shares will only be sold to separate accounts that are no longer offered to new customers, other than a payroll deduction account that is not actively marketed. Distributors serves as the principal underwriter of the variable annuity contracts issued by the Adviser’s or its life insurance affiliates’ Variable Annuity Separate Accounts. Variable annuity contracts issued by the Adviser’s or its life insurance affiliates’ Variable Annuity Separate Accounts may only be sold by agents or brokers who are registered representatives of MMLISI or registered representatives of broker-dealers that have selling agreements with Distributors. Class II shares are offered at net asset value without a front-end or contingent deferred sales charge, although the variable annuity contracts may impose a front-end or contingent deferred sales charge.

Distributors serves as the principal underwriter of the Variable life insurance contracts issued by the Adviser’s or its life insurance affiliates’ Variable Life Separate Accounts. Variable life insurance contracts issued by the Adviser’s or its life insurance affiliates’ Variable Life Separate Accounts may only be sold by agents or brokers who are registered representatives of MMLISI or registered representatives of broker-dealers that have selling agreements with Distributors. Class II shares are offered at net asset value without a front-end or contingent deferred sales charge, although the variable life insurance contracts may impose a front-end or contingent deferred sales charge.

Variable annuity contracts and variable life insurance contracts issued by the Adviser’s or its life insurance affiliates’ Privately Offered Variable Separate Accounts may only be sold by agents or brokers who are registered representatives of MMLISI or registered representatives of broker-dealers that have selling agreements with Distributors.

Class III. Class III shares are sold only to Privately Offered Variable Separate Accounts. Class III shares of the Fund are offered at net asset value without a front-end or contingent deferred sales charge, although the variable annuity contracts or variable life insurance contracts may impose a front-end or contingent deferred sales charge.

Distribution and Servicing Arrangements - Fees

None of the Funds has currently adopted a distribution or service plan pursuant to Rule 12b-1 under the 1940 Act (a “Plan”) with respect to any class of shares.

Administrative Arrangements

The Adviser has entered into an Investment Advisory Contract with the Trust on behalf of each Fund, other than the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, pursuant to which the Adviser provides investment advisory, administrative and shareholder services with respect to the Funds. The Trust, on behalf of each such Fund, pays the Adviser a monthly fee for the advisory and administrative services performed at an annual rate of the average daily net assets of the applicable Fund.

The Adviser has entered into an Investment Advisory Contract with the Trust on behalf of each of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund pursuant to which the Adviser provides investment advisory services with respect to those Funds. In addition, the Adviser has entered into a separate Administrative and Shareholder Services Agreement for each of those Funds, pursuant to which the Adviser is separately compensated for administrative and shareholder services rendered and expenses incurred by it in the rendering of such services to such Funds and for the cost of bearing some Class expenses, such as Federal and state registration fees, printing and postage. It is anticipated that the Adviser will provide the greatest level of services with respect to Class I shares, a lower level of services with respect to Class II shares, and the lowest level of services with respect to the Class III shares. These services include, but shall not be limited to the following: Providing office space, equipment, telephone facilities and various personnel, including clerical, supervisory and computer personnel, as necessary or beneficial to establish and maintain shareholder accounts and records; providing fund reporting; compensation and expenses (including telephone and overhead expenses) of agents or employees of MassMutual or introducing brokers and other financial intermediaries who assist investors in completing applications and selecting funds and other account options; who aid in the processing of purchase and redemption requests; who provide account statements or other information periodically to shareholders showing their position in shares; who prepare, print and deliver prospectuses, shareholder reports, notices, proxies and proxy statements and other informational materials to shareholders; who oversee compliance with federal and state laws pertaining to the sale of shares; who forward communications from the Fund to shareholders; who render advice regarding the particular shareholder account options offered by the Fund in light of shareholder needs; who provide and maintain elective shareholder services; who furnish shareholder sub-accounting; who provide and maintain pre-authorized investment plans for shareholders; who provide information about the Funds and answer routine shareholder inquiries regarding the Funds; who respond to inquiries from shareholders relating to such services; and/or who provide such similar services as permitted under applicable statutes, rules or regulations.

Fees under the Administrative and Shareholder Services Agreement are payable monthly by the Trust, on behalf of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, at an annual rate based on the average daily net assets of the applicable class of shares of the Funds, as set forth in the current Prospectus and/or SAI. Fees paid under that Agreement are an Identifiable Class Expense.

Administrative Arrangements – Fees

As discussed above under “Administrative Arrangements,” the Adviser receives a monthly fee for the advisory and administrative services performed at an annual rate based on the average daily net assets of each Fund other than the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, as set forth in the current Prospectus and/or SAI.

As discussed above under “Administrative Arrangements,” the Adviser receives a monthly fee from the Trust on behalf of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund for the advisory services performed, at an annual rate based on the average daily net assets of each such Fund. In addition, each Class of such Funds shall bear an administrative and shareholder service fee as set forth in the Fund’s Administrative and Shareholder Services Agreement. The fees will vary among Class I, Class II and Class III and among such Funds:

Class I. Class I shares of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, will bear an annual administrative and shareholder service fee not to exceed .30%, .28% and .24%, respectively.

Class II. Class II shares of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, will bear an annual administrative and shareholder service fee not to exceed .19%, .18% and .14%, respectively.

Class III. Class III shares of the MML Equity Index Fund will bear an annual administrative and shareholder service fee not to exceed .05%.

Voting and Other Rights and Obligations

Because Fund shares are only purchased by Variable Annuity Separate Accounts, Variable Life Separate Accounts and/or Privately Offered Variable Separate Accounts in connection with the issuance of variable annuity and/or variable life insurance contracts issued by the Adviser or its life insurance affiliates, the Variable Annuity Separate Accounts, Variable Life Separate Accounts and Privately Offered Variable Separate Accounts are deemed to provide to their variable annuity or variable life insurance contractholders “pass-through” voting with respect to the shares of the Funds owned by the Variable Annuity Separate Accounts, Variable Life Separate Accounts and Privately Offered Variable Separate Accounts, as the case may be.

With respect to all Funds other than the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, all shares have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions. Variable Annuity Separate Accounts, Variable Life Separate Accounts and Privately Offered Variable Separate Accounts have different exchange provisions with respect to purchases or redemptions of shares of MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, as described below under “Exchange Privileges”.

Each share of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, regardless of class, will have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, designations and terms and conditions, except that:

(a) each class will have a different class designation;

(b) each class will bear certain other expenses that are directly attributable only to the class (the “Identifiable Class Expenses,” as described in more detail under “Allocation of Fund Expenses – Identifiable Class Expenses”);

(c) each class will have separate voting rights on any matter submitted to shareholders in which the interest of one class differs from the interest of any other class;

(d) each class will have exclusive voting rights on any matters submitted to shareholders that relate solely to its arrangement;

(e) each class will have different exchange privileges described below; and

(f) dividends paid with respect to each class of shares will be calculated in the same manner, at the same time, on the same day and will be in the same amount, except that any Identifiable Class Expenses may be borne by the applicable class of shares.

Allocation of Fund Expenses

Unattributed Expenses. All expenses of the Trust that cannot be attributed directly to any one Fund will be allocated to each Fund based on the relative net assets of such Fund.

All expenses of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund that cannot be allocated to any one particular class will be allocated to each affected class based on the relative net assets of such classes. An independent expert has previously reviewed the methodology and procedures of the Adviser to be used in connection with the proper allocation of expenses among Class I, Class II and Class III shares. The methodology and procedures for allocating expenses were originally implemented by the Adviser, and reviewed by the independent expert, in connection with the MassMutual Institutional Funds (now known as the MassMutual Select Funds), another open-end registered series investment company for which the Adviser serves as investment adviser and which has adopted a multi-class arrangement under Rule 18f-3 under the Act. The expert previously rendered a report that demonstrates that the methodology and procedures are adequate to ensure that such allocations will be made in an appropriate manner, subject to the conditions and limitations in the report. The procedures to be used in connection with allocating expenses among Class I, Class II and Class III shares of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund are the same as those reviewed by the independent expert in connection with the MassMutual Select Funds multi-class arrangement, as that arrangement has been modified and restated from time to time.

Identifiable Class Expenses. Identifiable Class Expenses will be allocated to Class I, Class II or Class III shares of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, and are limited to:

(a) transfer agency fees attributable to the specific class of shares;

(b) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses and proxies to current shareholders of the specific class;

(c) Blue Sky registration fees incurred by a class of shares;

(d) SEC registration fees incurred by a class of shares;

(e) shareholder and administrative service fees payable under the Fund’s respective administrative service agreement or shareholder service agreement, as applicable; and

(f) any other incremental expenses subsequently identified that should be properly allocated to one class which shall be approved by the Board and is consistent with Rule 18f-3 and any SEC interpretations thereof.

Waivers and Reimbursements of Expenses

The Adviser may choose to reimburse or waive the Identifiable Class Expenses of any or all classes of shares of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, on a voluntary, temporary basis. The amount of such expenses waived or reimbursed by the Adviser may vary from class to class. In addition, the Adviser may waive or reimburse expenses attributable to the Trust generally and/or expenses attributable to a Fund other than the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, but only if the same proportionate amount of such expenses are waived or reimbursed among all shareholders. The Adviser may waive or reimburse expenses (other than Identifiable Class Expenses) attributable to the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund (with or without a waiver or reimbursement of Identifiable Class Expenses) but only if the same proportionate amount of such expenses are waived or reimbursed for each class of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund. Thus, any expenses attributable to the Trust generally that are waived or reimbursed would be credited to all shareholders with respect to all Funds other than the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund and to each class of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, based on the relative net assets of the classes.

Similarly, any expenses attributable to a Fund (other than the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund) that are waived or reimbursed would be credited to all shareholders of such Fund, and any expenses attributable to the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund (other than Identifiable Class Expenses) that are waived or reimbursed would be credited to each class of that Fund according to the relative net assets of the classes. The Adviser’s flexibility to waive expenses may be subject to tax considerations.

Conversion Provisions

There is currently no conversion provision with respect to shares of any of the Funds.

Exchange Provisions

Class I. Shareholders of Class I shares of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund will generally be entitled to exchange those shares at net asset value for the existing single class of shares of any other Fund. Shareholders of any Fund other than MML Equity

Index Fund, MML Global Fund and MML Concentrated Growth Fund, will generally be entitled to exchange those shares at net asset value for Class I shares of MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund.

Class II. Shareholders of Class II shares of the MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, will generally be entitled to exchange those shares at net asset value for the existing single class of shares of any other Fund. Shareholders of any Fund other than MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund, will generally be entitled to exchange those shares at net asset value for Class II shares of MML Equity Index Fund, MML Global Fund and MML Concentrated Growth Fund.

Class III. Shareholders of Class III shares of the MML Equity Index Fund will generally be entitled to exchange those shares at net asset value for the existing single class of shares of any other Fund, other than MML Global Fund and MML Concentrated Growth Fund, or for Class I or Class II shares of MML Global Fund and MML Concentrated Growth Fund. Shareholders of any Fund other than MML Equity Index Fund will generally be entitled to exchange those shares at net asset value for Class III shares of MML Equity Index Fund.

Effective Date

This Rule 18f-3 Plan shall become effective on May 1, 2006.